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                        INDEPENDENT ACCOUNTANTS' CONSENT




To the Board of Directors of

MarketU Inc.




We consent to the use of our report included herein on the consolidated financial statements of MarketU Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated November 14, 2000, except for notes 1 and 2(a) which are as of May 14, 2001, contains an explanatory paragraph that states that the consolidated financial statements have been restated from those previously presented.



/s/  KPMG, LLP

KPMG, LLP
Chartered Accountants

Abbotsford, British Columbia
May 31, 2001




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                        INDEPENDENT ACCOUNTANTS' CONSENT



To the Board of Directors of
Home Finders Realty Ltd. and
Most Referred Real Estate Agents Inc.




We consent to the use of our report included herein on the combined financial statements of Home Finders Realty and to the reference to our firm under the heading "Experts" in the prospectus.



/s/  KPMG, LLP

KPMG, LLP
Chartered Accountants

Abbotsford, British Columbia
May 31, 2001